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                                                                EXHIBIT 10 (hh)


                        RELEASE AND TERMINATION AGREEMENT


     For value received, Source One Mortgage Services Corporation ("Source One"), a Delaware corporation, and James A. Conrad ("Conrad"), mutually agree as follows:

     1. Resignation and Termination. Conrad hereby resigns from all positions which he now holds with Source One and any subsidiary or other related or affiliated corporation or other affiliated entity, including but not limited to his positions as a director, officer, committee member, and employee of Source One, effective as of the close of September 30, 1997 (the "Termination Date"). Moreover, all employment and other agreements, contracts, commitments and understandings between Source One and Conrad, whether written, oral or otherwise, other than this Agreement, are hereby terminated, ended and void as of the Termination Date.

     2. Consideration. In consideration of the release, covenant not to sue, and other promises made by Conrad in paragraphs 4, 5, 6, 7, 8, 9, 10 and 11 of this Agreement, and in full accord, satisfaction and discharge of any and all obligations, agreements, contracts, commitments, understandings, or otherwise, Source One agrees:

     (a) to make supplemental payments (subject to applicable taxes and withholding) to Conrad and his spouse, if she survives him, (in addition to


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          any amounts which Conrad and his spouse are entitled to receive under the Source One Mortgage Services Corporation Retirement Plan (the "Retirement Plan") and the related Source One Mortgage Services Corporation Supplemental Retirement Plan (the "SRP")) commencing January 1, 1999 (the "Early Retirement Date") in the amount of $3,342.16 per month to Conrad for his lifetime and in the amount of $1,671.08 per month to his spouse, if she survives him, for her lifetime, provided, however, that Source One shall make such payments only if Conrad elects under Article IV, Section 2(a), of the Retirement Plan to have his Early Retirement Benefit (as defined in the Retirement Plan) commence on the Early Retirement Date. Notwithstanding the foregoing, if instead of the automatic qualified joint and survivor annuity under Article IV, Section 6(d), of the Retirement Plan Conrad should elect under Article IV, Section 6(b) of such plan an optional form of benefit actuarially equivalent to the lifetime annuity payable to him under such plan, the supplemental payments to Conrad and his spouse, if she survives him, under this Agreement shall be paid in the same manner and form as such optional

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          form of benefit under the Retirement Plan, and the amounts of such supplemental payments shall be adjusted so that they are actuarially equivalent to the supplemental payments to Conrad for his lifetime (not including the supplemental payments to his spouse, if she survives him) described in the first sentence of this paragraph
          (a). Actuarial equivalence shall be determined in the same manner it is determined under the Retirement Plan. If Conrad should die before the Early Retirement Date, Source One will make supplemental payments to his spouse, if she survives him, and is living on the Early Retirement Date, (in addition to any amounts which she is entitled to receive under the Retirement Plan and SRP) commencing on the Early Retirement Date in the amount of $1,671.08 per month for her lifetime.

     (b)  To continue Conrad's regular salary through December 31, 1998.

     (c) To continue to provide to Conrad the same life insurance, medical/hospital coverage and dental coverage that he would be entitled to had he remained a full time employee of Source One through December 31, 1998.



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     (d)  To continue Conrad's eligibility for a bonus under Source One's
          Executive Incentive Compensation Plan for 1997 in accordance with the performance objectives established by Source One's Board of Directors on or about August 21, 1997.

     (e) To pay Conrad, if Source One makes a contribution to the ESOP portion of the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Plan for 1997, the excess of (i) the amount which would have been allocated to his account under the ESOP portion of such plan had he continued in employment with Source One at the rate of annual salary being paid to him on the Termination Date over (ii) the actual amount allocated to his account under the ESOP portion of such plan for 1997.

     (f) To treat Conrad as having attained the age of 60 years or more on September 30, 1997 for purposes of the agreement dated July 1, 1992 between Conrad and Source One relating to a membership in the Oakland Hills Country Club with the result that (i) paragraph 8 of such agreement shall apply, (ii) Source One will transfer all of its right, title and interest in, to and with respect to the Oakland Hills Country Club membership to Conrad as of September 30, 1997, and (iii) as of September 30, 1997 such membership shall be


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          deemed to be the sole and exclusive property of Conrad and the agreement dated July 1, 1992 shall terminate and be of no further force or effect. Conrad will be responsible for all expenses incurred by him in connection with such membership after September 30, 1997.

     It is understood and agreed that the foregoing payments and benefits are good and valuable consideration for this Release and Termination Agreement, are in addition to all other compensation and benefits which have already been paid, or are owed, to Conrad, and do not constitute monies or benefits to which Conrad is otherwise entitled as part of his prior employment with Source One.

     3. Other Benefits. In accordance with applicable documents and current policies with respect to retirees, Source One will (i) pay Conrad for his unused vacation days determined as of the Termination Date, namely 11.5 days, (ii) cause Conrad's account balances in the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Plan to be paid to Conrad in accordance with the terms of such plan, (iii) continue to provide to Conrad from and after January 1, 1999 Blue Cross and Blue Shield medical and hospital coverage and life insurance coverage on the same basis such coverage is provided to other retirees from Source One, and (iv) continue from and after January 1, 1999 dental coverage for Conrad and his spouse for up to three years at



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his expense if elected by him. Medical and dental coverage will be subject to the same terms and conditions, including cost adjustments and other modifications, and possible termination, which apply to such coverage for other retirees. At Conrad's direction the amounts he will be required to pay for medical and dental coverage will be deducted from his monthly retirement payments.

         4. Release by Conrad. In consideration of the payments and other items specified in Paragraph 2, Conrad, on behalf of himself and his heirs, legal representatives and assigns, hereby fully releases and forever discharges Source One, and its subsidiaries, parent and ultimate parent companies, other related companies and affiliates, divisions, units, successors, affiliates, shareholders, directors, officers, agents, and employees, (hereinafter "the Released Parties") of and from all actions, causes of action, claims, demands, compensatory, exemplary, statutory and punitive damages, costs, suits, debts, fees, charges, complaints, contracts, controversies, agreements, expenses, promises, judgments, damages and liability, and any and all consequential damages whatsoever, in law or in equity, which against the Released Parties, Conrad, individually or in any representative capacity, had, now has or may or shall have by reason of any matter, fact, representation, cause or thing of any conceivable kind and character whatsoever, and which have occurred up to the effective date of this Agreement, including


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specifically, but not by way of limitation, any and all claims of discrimination, wrongful discharge, breach of contract, fraud, promissory estoppel, misrepresentation, retaliation, all claims under or in connection with the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the Michigan Elliott-Larsen Civil Rights Act, the Michigan Handicappers' Civil Rights Act, the Michigan Workers Disability Compensation Act, The Americans with Disabilities Act, any other Michigan and federal statutes and the common law of the State of Michigan and the United States, actions based on tort, public policy, defamation, or injuries incurred on the job or incurred as a result of loss of employment, and any and all claims and demands of every conceivable kind based upon or in connection with or involving Conrad's employment and the termination of such employment. Notwithstanding the foregoing, nothing in this Waiver and General Release shall constitute a waiver of any claim or right of Conrad that may arise from events occurring after the date the Waiver and General Release is executed by Conrad, nor of the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission. You are, however, waiving your right to any monetary recovery in connection with such a charge.


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     5. Complete Defense. In further consideration, Source One and Conrad do hereby covenant and agree that this Release and Termination Agreement shall be a full and complete defense to, and be used as a basis for an injunction against any action, suit, or any other proceeding which may be instituted, prosecuted or attempted by Conrad, his heirs, legal representatives, or assigns in breach hereof.

     6. Waiver of Rights To Sue or Proceed. In further consideration thereof, Conrad, on behalf of himself, his heirs, legal representatives and assigns, hereby covenants with the Released Parties that he will not sue or proceed in any manner, whether at law or in equity, against any or all of them, for or on account of any claim of any nature whatsoever, including but not limited to any claim for injuries or compensatory, exemplary, statutory or punitive damages as a result of the events arising out of or relating in any way to Conrad's employment or the termination of Conrad's employment with Source One. If you violate this Release and Termination Agreement by suing Source One, then you may at Source One's option, be required to return all monies paid to you pursuant to Paragraph 2 plus the monetary equivalent of benefits you received pursuant to that paragraph, in which case Source One shall be released from its obligations to make further payments and to continue providing benefits pursuant to Paragraph 2.


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     7. Waiver of Reinstatement and Reemployment. Conrad agrees and recognizes that his relationship with Source One and its affiliates and successors has been permanently and irrevocably severed and that neither Source One nor its successors have any obligation, contractual or otherwise, to rehire, reemploy, recall or hire him in the future.

     8. Confidentiality of this Agreement. Conrad hereby agrees not to disclose either the fact that he has entered into a release and termination agreement with Source One or the terms of this Release and Termination Agreement, including, but not limited to, the amounts paid, to any person or entity, except his counsel or tax professional or accountant in the course of seeking tax or financial or legal advice. Any such counsel or tax advisor must be advised of this confidentiality provision, and agree to abide by it, prior to any disclosure. In addition, Conrad agrees that such nondisclosure is a material consideration for the Released Parties having entered into this Release and Termination Agreement, and that any such disclosure shall be a material and actionable breach of this Release and Termination Agreement.

         The parties further agree that they will not allow anyone to have access to or to view this Release and Termination Agreement, except as authorized above.

     9. Confidential Information. Conrad agrees that he will hold in a fiduciary capacity for the benefit of the Fund American Group all Confidential Information and shall not communicate or


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divulge any Confidential Information to, or use any Confidential
Information for the benefit of, any person (including himself) or entity other than an entity in the Fund American Group. For purposes of this Agreement "Fund American Group" means Fund American Enterprises Holdings, Inc. and any related company, including Source One, and their respective agents, employees, directors and officers. Also for purposes of this Agreement "Confidential Information" shall mean (i) information, not generally known, about the Fund American Group's clients, processes, services and products, whether written or not, including information relating to research, accounting, marketing, merchandising, selling and the identity of current and prospective customers and other client information and (ii) any confidential information entrusted to the Fund American Group by a client or customer thereof which the Fund American Group is obligated to keep confidential. Conrad agrees that he will return to Source One as soon as practicable after the Termination Date any documents or other written, recorded or graphic matter containing, relating or referring to any Confidential Information (and all copies thereof) in Conrad's possession or control.

     10. No Disparaging Statements. Conrad agrees that he will not make any statement to any third party disparaging or criticizing, or otherwise take action to cast aspersions on, the management, business, affairs or property of any of the Fund American Group.


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     11. No Soliciting of Employees. Conrad agrees that he will not solicit or cause to be solicited for employment on behalf of himself or on behalf of any person or entity (other than Source One or another member of the Fund American Group) any person who is employed by Source One or any other member of the Fund American Group at the time Conrad engages in the solicitation.

     12. Purpose and Intent. Conrad understands and agrees that this Release and Termination Agreement is entered into for the purpose of avoiding further controversy with respect to any and all past, present, or future claims, demands, actions, obligations, damages, fees, interests, losses and expenses of any nature whatsoever arising from or by reason of any matter, act, omission or thing of any kind, whether known or unknown, foreseen or unforeseen, having occurred up to the effective date of this Agreement. The parties intend that this Agreement will irrevocably bar any action or claim whatsoever by Conrad against the Released Parties for any injuries or damages, whether known or unknown, sustained or to be sustained, as a result of the Released Parties' acts, omissions and conduct having occurred up to the effective date of this Agreement, including, but not limited to, the termination of Conrad's employment.

     13. Waiting and Revocation Periods. Conrad expressly acknowledges that he has been advised and instructed that he has the right to consult an attorney and that he should review the terms of this Agreement with counsel of his own selection. Conrad


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further confirms that he has had more than twenty-one (21) days within which to consider the terms of this Agreement, that he has had the opportunity to review this Agreement with counsel of his own choice, that he has had ample time to study this Agreement, that he has carefully read the terms of this Agreement and is fully aware of the Agreement's contents and legal effects, and that he executes this Agreement voluntarily and of his own free will. Conrad expressly acknowledges that this Agreement constitutes a knowing and voluntary waiver under the Older Workers Benefit Protection Act and that this Waiver and General Release complies with the provisions of the Older Workers Benefit Protection Act. Conrad understands and agrees that this Agreement is revocable by any party for seven (7) days following the signing of this Agreement by both parties, and that this Agreement shall not become effective or enforceable until that revocation period has expired. This Agreement automatically becomes enforceable and effective on the eighth (8th) day after the date this Agreement is signed by all of the parties. This Agreement may be revoked by a writing sent certified mail by either party post-marked no later than the seventh (7th) day after the Agreement is signed by the last party (unless that day is a Sunday or a holiday, in which event the period is extended to the next day there is mail service).

     14. Entire Agreement. This Release and Termination Agreement contains the entire agreement of the parties and


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supersedes all other agreements, written or otherwise. This Release and
Termination Agreement cannot be altered or amended except in writing, which writing must be signed by Conrad and by the Chairman of Source One. In no event shall this Release and Termination Agreement be modified by any oral statements, agreements, commitments or understandings.

     15. Free Act and Deed. Source One and Conrad acknowledge that they have reviewed this Release and Termination Agreement, understand its terms, and execute this Agreement as their free act and deed. Conrad further acknowledges that he has been afforded the opportunity to review this Release and Termination Agreement with counsel of his own choice and that he knowingly and voluntarily approves this Release and Termination Agreement.

     16. Choice of Law and Severability. This Release and Termination Agreement shall be construed in accordance with the law of Michigan. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall, in such event, be construed as if such invalid and/or unenforceable provision had ever been contained herein.

     17. Effective Date. The effective date of this Agreement is the eighth
(8th) day after the date this Agreement is signed by all of the parties.


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    Conrad has executed this Release and Termination Agreement this _____ day of
___________, 1997.



THIS IS A RELEASE                           READ BEFORE SIGNING:

WITNESSED:

-----------------------------           -------------------------------
                                          James A. Conrad

-----------------------------


                                          SOURCE ONE MORTGAGE SERVICES
                                          CORPORATION
WITNESSED:
                                          By
-----------------------------                --------------------------

-----------------------------                  Its Chairman

                                          Dated:
                                                 ----------------------



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